Exhibit 10.7

SECOND AMENDMENT TO GUARANTY

SECOND AMENDMENT TO GUARANTY, dated as of April 14, 2021 (this “Amendment”), by and between CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company (“Guarantor”), and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, DB Loan NT-II, LLC and CLNC Credit 5, LLC, each a Delaware limited liability company organized in series (collectively, “Master Seller”) and Buyer are parties to that certain Master Repurchase Agreement, dated as of October 23, 2018 (as amended, modified and/or restated, the “Repurchase Agreement”), between Master Seller and Buyer;

WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Guaranty, dated as of October 23, 2018, as amended by that certain Amendment to Guaranty, dated as of May 7, 2020 (as amended, modified and/or restated, the “Guaranty”), from Guarantor to Buyer; and

WHEREAS, Guarantor and Buyer wish to amend and modify the Guaranty upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as follows:

1.	Amendment of Guaranty.

a.	The following defined terms are hereby inserted in Section 1 of the Guaranty in alphabetical order:

“Internalization Agreement” means that certain Termination Agreement, dated as of April 4, 2021, by and among Parent, Guarantor, Manager and Colony Capital Investment Advisors, LLC.

“Internalization Date” means the “Closing Date,” as such term is defined in the Internalization Agreement.

b.	Guarantor and Buyer hereby agree that Section 5(a)(ii) of the Guaranty is hereby deleted in its entirety and replaced with the following with retroactive effect to January 1, 2020:

“(ii) Minimum Tangible Net Worth. Consolidated Tangible Net Worth (A) at any time prior to the Internalization Date, shall not be less than the sum of (i) $1,500,000,000 plus (ii) seventy-five percent (75%) of the net cash proceeds thereafter received by Guarantor (x) from any offering by Guarantor of its common equity and (y) from any offering by Parent of its common equity to the extent such net cash proceeds are contributed to Guarantor, excluding any such net cash proceeds that are contributed to Guarantor within ninety (90) days of receipt of such net cash proceeds and applied to purchase, redeem or otherwise acquire Capital Stock issued by Guarantor (or any direct or indirect parent thereof), and (B) at any time from and after the Internalization Date, shall not be less than the sum of (I) $1,350,000,000 plus (II) the amount described in the foregoing clause (ii);”

2. Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the Guaranty shall be deemed to refer to the Guaranty as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3. Consent to Internalization of Management by Parent and Guarantor. Buyer acknowledges that, pursuant to the Internalization Agreement described in Section 1 of this Amendment, Parent and Guarantor intend to effectuate an internalization of management as contemplated in Section 10(u) of the Repurchase Agreement. Buyer hereby approves such internalization of management.

4. Reaffirmation of Representations and Warranties. Guarantor hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (B)-(D) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect. Guarantor hereby represents and warrants to Buyer that all of the representations and warranties set forth in Section 12 of the Guaranty remain true and correct as of the date hereof.

5. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF), any generally accepted electronic means (including via DocuSign) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

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6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

7. Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.

8. Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms.

9. Repurchase Agreement, Guaranty and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

CREDIT RE OPERATING COMPANY, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

BUYER:

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Thomas Rugg
Name: Thomas Rugg
Title: Managing Director

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST SET FORTH ABOVE:

SELLER:

DB LOAN NT-II, LLC, a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

CLNC CREDIT 5, LLC, a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President